GUARANTY AGREEMENT

1. Guarantee. In consideration of Ellison Machinery Co. ("Secured Party") and to induce it to enter into with Cashmere Manufacturing Co., Inc. ("Debtor") one certain Secured Promissory Note and Security Agreement dated February 19, 1997 in the original principal amount of $268,956.00 and one certain Secured Promissory Note and Security Agreement dated April 10, 1997 in the original principal amount of $1,168,000.00 ("Loans"), the undersigned ("Guarantor") hereby unconditionally guarantee to Secured Party the full and prompt performance by Debtor of all undertakings to Secured Party pursuant to the Loans and the Obligations including, but not limited to, the payment when due of all sums payable thereunder, late charges and amounts due as a result of a default by Debtor.

2. Independent Liability. Guarantor's obligations to Secured Party under this Guaranty shall not be affected by invalidity in or unenforceability of Secured Party's rights against Debtor under the Loans or the Obligations. Further, Guarantor's obligations under this Guaranty shall not be affected or diminished by, and Guarantor hereby waives the right to assert, all defenses which might constitute a legal or equitable discharge of a surety or guarantor and agrees that this Guaranty shall be valid and binding notwithstanding that all or any part of the liability of Debtor under the Loans or the Obligations are released by operation of the law or otherwise or avoided in any way; recovery from Secured Party, by a bankruptcy court or otherwise, of payments or other performance by Debtor under the Loans or the Obligations whether claimed as void against public policy, a preference, fraudulent transfer or otherwise; any change, alteration, renewal, extension, continuation, compromise, waiver or other modification of the terms and conditions of the Loans or the Obligations; or loss of collateral securing the Loans or the Obligations including, but limited to, conversion thereof by Debtor or Secured Party's failure to perfect or continue perfection of any lien or security interest therein.

3. Waiver of Rights and Defenses. This Guaranty may be enforced by Secured Party against Guarantor without first proceeding against the Debtor or any other party or against any security which may be available with respect to Debtor's Loans or the Obligations. Guarantor hereby waives notice of acceptance of this Guaranty and of extensions of credit by Secured Party to Debtor, presentment and demand for payment of any of the obligations of Debtor, protest and notice of dishonor or default to Guarantor, of any other party with respect to such obligations and all other notices, demands, set-offs, counterclaims and defenses of any nature whatsoever.

4. Claims Against Debtor; Collections. In the event of any default by Debtor of any payment owed or performance to the Secured Party under the Loans or the Obligations, Guarantor agrees not to demand, take steps for the collection of, or assign, transfer or otherwise dispose of any indebtedness owed by the Debtor to Guarantor until such time as Guarantor has paid all sums due hereunder.

5. Assignment. Guarantor may not transfer its rights or duties under this Guaranty without Secured Party's prior written consent. Guarantor acknowledges and agrees that Secured Party may, at any time without notice to or consent of Guarantor, assign its rights under this Guaranty. Any such transferee shall be entitled to exercise any rights and powers of Secured Party hereunder. Guarantor further agrees in the event it receives written notice of assignment from Secured Party, Guarantor shall all of its obligations hereunder directly to such transferee.

6. Default and Remedies. Time is of the essence and if Guarantor should fail to pay any sums due hereunder or otherwise fail to perform its obligations in a timely fashion, Secured Party shall have the right to exercise any right or remedy at law or in equity and collect damages for enforcement hereof including reasonable attorney's fees and court costs. No express or implied waiver of any default hereunder shall constitute a waiver of any of Secured Party's other rights.

7. Enforceability. Any provision of this Guaranty which is unenforceable shall not affect the enforceability of the remaining provisions hereof. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8. Notices. Any notices and demands required or permitted under this Guaranty shall be in writing by certified mail, return receipt requested, and shall become effective when deposited in the United States mail with postage prepaid to the address hereinabove set forth, or to such other address as the party to receive notice hereunder designates by such written notice.

Dated:  This 30th day of April, 1997.

PACIFIC AEROSPACE AND ELECTRONICS, INC.

Signature: /s/ NICK A. GERDE

Title: Vice President Finance/CFO